Exhibit A

Joint Filing Agreement

The undersigned hereby agree that the statement on Schedule 13G/A with respect to the Common Stock, par value $0.01 per share of Community Health Systems, Inc., dated as of February 17, 2015, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date:           February 17, 2015

MAVERICK CAPITAL, LTD.

By:	Maverick Capital Management, LLC,
Its General Partner

	By:	Lee S. Ainslie III, Manager

		By:	/s/ John T. McCafferty
John T. McCafferty Under Power of Attorney dated February 13, 2003

MAVERICK CAPITAL MANAGEMENT, LLC

By:	Lee S. Ainslie III, Manager

	By:	/s/ John T. McCafferty
John T. McCafferty Under Power of Attorney dated February 13, 2003

LEE S. AINSLIE III

By:	/s/ John T. McCafferty
John T. McCafferty Under Power of Attorney dated February 13, 2003

ANDREW H. WARFORD

By:	/s/ John T. McCafferty
John T. McCafferty Under Power of Attorney dated February 11, 2015